UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

SCIELE PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

Five Concourse Parkway
Suite 1800
Atlanta, Georgia  30328
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement

On September 18, 2006, Sciele Pharma, Inc. (“Sciele”) and certain of its subsidiaries (together with Sciele, the “Borrower”) entered into a secured credit agreement (the “Credit Agreement”) with UBS Securities LLC and LaSalle Bank National Association as lead arrangers, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, Regents Bank, Fifth Third Bank and Bank of America, N.A. as co-documentation agents and UBS Loan Finance LLC, as swingline lender.  The Credit Agreement provides Sciele and its Cayman subsidiary, Sciele Pharma Cayman Ltd., with a five-year revolving credit facility of up to $100 million, with an option to expand the facility credit line by up to an additional $75 million.

Amounts outstanding under the new credit facility generally bear interest at the lenders’ corporate base rate or the LIBOR, plus a specified margin of between 1.75% and 2.5% depending on the Borrower’s ratio of indebtedness to earnings. The Credit Agreement contains customary negative covenants and financial covenants.

The Borrower’s obligations under the Credit Agreement are secured by a pledge of substantially all of the assets of the Borrower and are guaranteed by substantially all of Sciele’s subsidiaries that are not borrowers.

The Credit Agreement replaces Sciele’s existing credit agreement with LaSalle Bank National Association, dated February 11, 2003, as subsequently amended.  See Item 1.02.  “Termination of a Material Definitive Agreement” below.

A copy of Sciele’s related press release is filed as an exhibit to this report.  A copy of the Credit Agreement will be filed with Sciele’s quarterly report on Form 10-K for the fiscal quarter ending September 30, 2006.

Item 1.02.              Termination of a Material Agreement

Contemporaneously with the effectiveness of the new Credit Agreement, Sciele terminated its existing $20 million credit facility with LaSalle Bank National Association and the related credit, security and ancillary agreements entered into on February 11, 2003, as the same had been amended.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of Registrant.

The information set forth under Item 1.01 “Entry into Material Agreement” of this report is incorporated by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1            Press release issued by Sciele Pharma, Inc. on September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  September 21, 2006

Exhibits

Exhibit No.	Description
99.1	Press release issued by Sciele Pharma, Inc. on September 19, 2006.